Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Annual Report on Form 10-K of Moneylogix Group, Inc. for the Year Ending December 31, 2008, I, Mike Knarr, Chief Executive Officer and President of Moneylogix Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.   Such amended Annual Report on Form 10-K for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such amended Annual Report on Form 10-K for the year ended December 31, 2008, fairly represents in all material respects, the financial condition and results of operations of Moneylogix Group, Inc.

Dated: June 29, 2009

MONEYLOGIX GROUP, INC.

By:	/s/ Mike Knarr
Mike Knarr

Chief Executive Officer and President